Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Perpetual Technologies, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the quarterly period ending September 30, 2008 as filed with the Securities and Exchange Commission (the “Report”), I, Joseph Nemelka, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph Nemelka

Date: November 3, 2008

Joseph Nemelka

President and Treasurer

(Principal Executive Officer and

Principal Financial Officer)